                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

NORAM ENERGY CORP.:

     We consent to the incorporation by reference in NorAm Energy Corp.'s Registration Statement on Form S-3 No. 333-41017 of our report dated February 20, 1998 (relating to the consolidated financial statements of NorAm Energy Corp. as of and for the five months ended December 31, 1997 and for the seven months ended July 31, 1997) appearing in this Combined Annual Report on Form 10-K of Houston Industries Incorporated and NorAm Energy Corp. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP

HOUSTON, TEXAS
MARCH 23, 1998